Exhibit 23.1

Schwartz Levitsky Feldman LLP
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman LLP, hereby consent to the use of our name and the use of our opinion dated February 4, 2011 on the consolidated financial statements of Pacific Copper Corp. (the "Company") included in its Annual Report on Form 10-K being filed by the Company, for the fiscal year ended October 31, 2010, which is incorporated by reference in the Company's S-8 registration statement filed with the United States Securities and Exchange Commission on June 22, 2007.

"SCHWARTZ LEVITSKY FELDMAN LLP"
Toronto, Ontario, Canada February 15, 2011	Chartered Accountants Licensed Public Accountants

1167 Caledonia Road Toronto, Ontario M6A 2X1 Tel: 416 785 5353 Fax: 416 785 5663